EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 11-K of Encore Medical Corporation (the “Company”) 401(k) Profit Sharing Plan (the “Plan”) for the fiscal year ended December 31, 2001 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kenneth W. Davidson, Chairman of the Board and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge,:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ KENNETH W. DAVIDSON

Kenneth W. Davidson
Chairman of the Board and Chief Executive Officer

Dated: June 30, 2003

A signed original of this written statement required by Section 906 has been provided to Encore Medical Corporation and will be retained by Encore Medical Corporation and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.